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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                         13-3692801
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(State of incorporation or organization)      (IRS Employer Identification No.)

   390 Greenwich Street
    New York, New York                                     10013
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(Address of principal executive offices)                (Zip Code)



If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act                 12(g) of the Exchange Act and
and is effective pursuant to              is effective pursuant to General
General Instruction A. (c),               Instruction A. (d), please check
please check the following box. [x]       please check the following box. []

                    Securities to be registered pursuant to

Title of Each Class                             Name of Each Exchange on Which
to be so registered                             each class is to be registered

[__________] TIERS(SM) Principal-Protected
Trust Certificates, Series Telecom 2000-7
with a principal amount of $[_____________]
    (the "Certificates")                           American Stock Exchange
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        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERSSM Principal-Protected Trust Certificates, Series Telecom 2000-7, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  EXHIBITS.

                  1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3.       Form of Corporate Trust Agreement is set forth as
Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration Statement and is incorporatedherein by reference.

                  5. Form of the Preliminary Prospectus Supplement dated June 14, 2000 related to the TIERSSM Principal-Protected Trust Certificates, Series Telecom 2000-7, which was filed with the Securities and Exchange Commission on or about June 14, 2000, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  STRUCTURED PRODUCTS CORP.

Date: July 12, 2000

                                                  By: /s/MATTHEW R. MAYERS
                                                      -----------------------
                                                       Authorized Signatory